Form of 3rd Amended and Restated Appendix A
to the
FIRST AMENDED AND RESTATED
OPERATING EXPENSES LIMITATION AGREEMENT
BETWEEN
INVESTMENT MANAGERS SERIES TRUST
AND
361 CAPITAL, LLC

Fund (and Class, as applicable)	Annual Operating Expense Limit	Effective Date
361 Domestic Long/Short Equity Fund
Investor Class	1.79%	03/31/2016
Class I	1.54%	03/31/2016
Class Y	1.39%	03/31/2016

361 Global Counter-Trend Fund
Investor Class	1.99%	07/01/2016
Class I	1.74%	07/01/2016

361 Global Long/Short Equity Fund
Investor Class	1.94%	12/12/2014
Class I	1.69%	12/12/2014
Class Y	1.54%	12/12/2014

361 Long/Short Credit Fund
Investor Class	1.74%	__/__/__
Class I	1.49%	__/__/__
Class Y	1.34%	__/__/__

361 Macro Opportunity Fund
Investor Class	2.15%	06/30/2014
Class I	1.90%	06/30/2014

361 Managed Futures Strategy Fund
Investor Class	2.24%	02/01/2013
Class I	1.99%	02/01/2013

361 U.S. Small Cap Equity Fund
Investor Class	1.50%	__/__/__
Class I	1.25%	__/__/__
Class Y	1.10%	__/__/__

Amended and approved by the Board on September 22, 2016.

Agreed and accepted this _____ day of _________, 2016.

INVESTMENT MANAGERS SERIES TRUST	361 CAPITAL, LLC

By:	By:

Print Name:	Print Name:

Title:	Title: